Exhibit 99.1

Ocean Power Technologies Expands U.S. and International Deployment Footprint

MONROE TOWNSHIP, N.J. May 19, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced an expansion in its global deployment footprint across U.S. government, international, and research customers.

In the United States, OPT has increased its PowerBuoy® deployments from a single research-focused system to five concurrent deployments. These include three systems supporting U.S. Department of Homeland Security activities, one system supporting Department of War research for the U.S Navy, and one additional deployment supporting a U.S.-based research institution. This expansion reflects a transition from initial research deployments toward broader multi-agency use.

Internationally, OPT continues to expand its presence with three WAM-V® autonomous surface vehicles and one PowerBuoy® deployed in the United Arab Emirates, as well as additional WAM-V deployments supporting customer activities in Taiwan and other regions.

OPT is also showcasing its WAM-V platform at the Special Operations Forces Week in Tampa, the major annual event for the global Special Operations Forces community, supporting engagement with defense and advanced marine operations stakeholders.

The increase in concurrent deployments across multiple regions and customers reflects growing demand for persistent offshore monitoring and autonomous maritime capabilities.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including OPT’s continuing successful expansion of its international deployment footprint, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com